UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

Better Choice Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-161943	26-2754069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 Tampa Rd, Suite 1117, Oldsmar, Florida	34677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 846-4280

N/A
(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Better Choice Company Inc. (the “Company”) is filing this Amendment No. 2 on Form 8-K/A (the “Amendment”) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2019, as amended on July 23, 2019 (as amended, the “Original 8-K”), solely to replace the unaudited pro forma combined financial statements previously filed as Exhibit 99.5 to the Original 8-K. The revised Exhibit 99.5 attached hereto corrects information regarding the consideration for the reverse acquisition and the treatment of the Company and Bona Vida, Inc. as an acquisition of assets by TruPet, LLC.

Except as set forth herein, this Amendment does not amend, modify or update the disclosure set forth in the Original 8-K, including the exhibits thereto, and should be read in conjunction with the Original 8-K, which speaks only as of the original filing date.

Item 9.01.	Financial Statements and Exhibits

(b) Pro forma financial information.

Attached hereto as Exhibit 99.5 and incorporated herein by reference are the revised unaudited pro forma combined financial statements of Better Choice Company Inc. as of and for the three months ended March 31, 2019 and for the twelve months ended December 31, 2018 and the related notes thereto.

(d) Exhibits

Exhibit No.	Description
99.5	Unaudited Pro Forma Combined Financial Statements of Better Choice Company Inc. as of and for the three months ended March 31, 2019 and for the twelve months ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

Date: October 9, 2019	By:	/s/ Damian Dalla-Longa
Name: Damian Dalla-Longa
Title: Chief Executive Officer